UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

Amendment 1 to
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 3, 2008
(Date of earliest event reported: August 18, 2008)


Pricester.com, Inc.
(Exact name of registrant as specified in its charter)

      Nevada                        333-118993                41-2137356
(State or other jurisdiction  (Commission File Number)       (IRS Employer
 of incorporation)                                         Identification No.)

5555 Hollywood Blvd.
Suite 303
Hollywood, FL 33021
(Address of principal executive offices (zip code)

(954) 272-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.   CHANGES IN CERTIFYING ACCOUNTANT

(a) On August 18, 2008, Baum & Company, P.A., its independent public accountant resigned due to a material deficiency in Pricester's internal control and lack of corporate governance.

     Baum & Company, P.A. reports on Pricester.com, Inc.'s financial statements for either of the past two years, December 31, 2007 and 2006, did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

During Pricester.com, Inc.'s two most recent fiscal years, December 31, 2007 and 2006, and the subsequent period through the date of resignation, January 1, 2008 through August 18, 2008, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of Baum & Company, P.A., would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304 (a)(1)(iv) of Regulation S-B.

(b) On August 18, 2008, the board of directors of Pricester.com, Inc. engaged the accounting firm of Kramer, Weisman & Associates as principal accountants of Pricester.com, Inc. for the fiscal year ended December 31, 2008. Pricester.com, Inc. did not consult Kramer, Weisman & Associates regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Pricester.com, Inc.'s financial statements and neither written nor oral advice was provided that was an important factor considered by Kramer, Weisman & Associates in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in response to paragraph (a) (1)(iv) of Item 304 of Regulation S-K.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16     Letter from Baum & Company, P.A. dated September 3,
2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 3, 2008

PRICESTER.COM, INC.

By:     /s/Edward C. Dillon
        ------------------
Name:   Edward C. Dillon
Title:  Chief Executive Officer